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                         SCHEDULE A DATED APRIL 27, 2005
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                               DATED MARCH 1, 2004
                                     BETWEEN
                     CONSTELLATION INSTITUTIONAL PORTFOLIOS
                                       AND
                 CONSTELLATION INVESTMENT MANAGEMENT COMPANY, LP

                                   PORTFOLIOS

                  Sands Capital Institutional Growth Portfolio

                         JSAM Large Cap Value Portfolio

                              JSAM Value Portfolio

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                         SCHEDULE B DATED APRIL 27, 2005
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                               DATED MARCH 1, 2004
                                     BETWEEN
                     CONSTELLATION INSTITUTIONAL PORTFOLIOS
                                       AND
                 CONSTELLATION INVESTMENT MANAGEMENT COMPANY, LP

Pursuant to Section 3, the Trust shall pay the Investment Manager compensation at an annual rate as follows:

            PORTFOLIO                             FEE (IN BASIS POINTS)
----------------------------------       -------------------------------------
Sands Capital Institutional Growth       0.78% of the average daily net assets
Portfolio

JSAM Large Cap Value Portfolio           0.70% of the average daily net assets

JSAM Value Portfolio                     0.80% of the average daily net assets